Exhibit 10.4

OURA INC.

EQUITY PLAN 2019

The shareholders of Oura Health Oy have previously decided on 26 October 2018 to authorize the Board of Directors of Oura Health Oy to resolve on the terms of the issuance of Options and Shares to Oura Health Oy’s and its Subsidiaries’ employees, advisors, consultants, managers and members of the Board of Directors. Oura Health Oy’s Board of Directors has on 12 February 2020 resolved to approve such terms, as set out in this Plan and has on 28 January 2026 resolved to amend the terms of this Plan. On March 31, 2026, in connection with a series of transactions whereby Oura Health Oy became a subsidiary of Oura Inc., by unanimous written consent of Oura Inc.’s Board of Directors, Oura Inc. assumed the Equity Plan 2019, as amended from time to time. The terms of the Equity Plan 2019, as assumed, are set forth below.

DEFINITIONS

As used in this Plan the following terms will have the following meanings:

“Board” means the Board of Directors of the Company.

“Company” means Oura Inc., a Delaware corporation.

“ConversionCo” has the meaning set out in Section 2.6 of this Plan.

“Corporate Conversion” has the meaning set out in Section 2.6 of this Plan.

“Expiration Date” means the earlier of: (i) the last day of the Subscription Period or (ii) in the event the Participant is Terminated then with respect to any Option the last day on which such Option can be exercised.

“Option” means an option to purchase Shares of the Company under the Plan.

“Participant” means a person who receives an Option or Share under this Plan.

“Plan” means this Equity Plan 2019.

“Restricted Share” means Shares granted under the US Addendum, subject to such repurchase, restrictions on transfer, forfeiture and other restrictions as the Board shall determine in its sole discretion, subject to applicable law.

“Share” or “Shares” means the common stock of the Company to be granted, or issued against Options, under this Plan.

“Stock Option Agreement” means each agreement by and between the Company and any Participant containing the terms and conditions governing each Option, including the number of Options granted, Subscription Price and Subscription Period.

“Subscription Period” means the time period during which Options are exercisable (i.e. subscriptions of Shares can be made) under this Plan and the Stock Option Agreement.

“Subscription Price” means the price at which the Participant may subscribe for the Shares issuable upon exercise of the Options.

“Subsidiary” means all the companies which are majority-owned or controlled by the Company from time to time.

“Termination” or “Terminated” means, with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, consultant, member of the Board or member of the management of the Company or a Subsidiary of the Company.

“Termination Date” means the date that the Board determines in good faith that a Participant has experienced a Termination.

“US Addendum” means the addendum to this Plan which governs the grant of awards under this Plan to a Participant that is a resident of, or otherwise subject to taxation in or by, the United States.

1.	Terms and Conditions of the Options and Share Grants

1.1	Number of the Options or Shares

The maximum number of Shares that may be issued under this Plan shall be 3,368,971 (following the 23-for-1 stock split of Oura Health Oy resolved on 11 March 2022) (whether through the exercise of Options or grant of Restricted Shares), as adjusted for any splits, combinations, reclassifications, or similar adjustment of Shares. This maximum number may be exceeded by resolution of the Company’s general meeting (in accordance with the provisions of the applicable shareholders’ agreement) without amending this Plan.

The US Addendum shall govern direct Share grants and Option grants to grantees that are residents of, or otherwise subject to taxation in or by, the United States. Option grants to non-U.S. residents shall be governed by the provisions below.

Options and Shares may be allocated in derogation of the pre-emptive subscription rights of the existing shareholders of the Company, and Shares may be granted free of charge, since the Options and Shares are meant as part of its personnel commitment and incentive scheme as well as compensation paid to the consultants, and can there-fore be considered to have weighty economic reasons (or very weighty economic reasons in the case of allocation of Shares if granted free of charge) from the perspective of the Company.

1.2	Issuance and allocation of the Options

The Options shall be issued to the current and future employees, consultants, advisors, management and members of the Board of the Company or its Subsidiaries in accordance with the procedure determined by the Board.

The Board shall decide on the issuance and allocation of the Options to individual recipients.

The Company shall enter into a Stock Option Agreement with each Participant concerning such Options.

1.3	Assignment and transfer of the Options

Unless otherwise approved by the Board, the Options will not be transferable or assignable by a Participant and may not be pledged or made subject to similar rights of third parties.

1.4	Subscription and payment for the Options

The subscription period for Options under this Plan has begun upon registration of this Plan with the Finnish Trade Register and expires on 31 December 2028.

The Participant to whom the Board has decided to issue Options shall subscribe for the respective Options by entering with the Company into a Stock Option Agreement specifying the number of Options issued (and other terms, including vesting schedule) to the respective Participant.

Unless the Board decides otherwise, the Options are issued to the Participants free of charge.

2.	Terms and conditions of the share subscription

2.1	Right to subscribe for the Shares

Each Option shall entitle the Participant to subscribe for one (1) Share of the Company. The Shares have no nominal value. The Company’s share capital shall not be increased as a result of the subscriptions of the Shares on the basis of the Options.

2.2	Subscription of Shares

2.2.1	Subscription Period

Unless otherwise agreed in the Stock Option Agreement, the Subscription Period for Shares under this Plan has begun upon the initial registration of this Plan with the Finnish Trade Register and expires on 31 December 2028.

The Shares can be subscribed for in a manner as permitted by the Board.

2.2.2	Payment for the Shares

Payment for the Shares shall be made upon subscription. Payment may be made in such form as permitted by the Board.

2.2.3	Subscription Price

The Subscription Price of the Shares under the Options shall be determined by the Board with respect to each Option grant. The Subscription Price is set to be incentivizing for the Participant in light of the current fair market valuation of the Company (as determined by the Board) and the expected development of the same during the term of this Plan. The Subscription Price may be higher than the fair market valuation of the shares of the Company.

2.3	Rights pertaining to the Shares

The Shares shall give entitlement to dividends for the financial year during which they are subscribed and thereafter. The other rights pertaining to the Shares shall begin as soon as the respective Shares have been registered in the Company’s books and records.

2.4	Share issues, convertible loans, stock options

Unless otherwise agreed in the Stock Option Agreement (but always excluding any issuance of Options and Shares and other shares of the Company under this Plan or any other stock option or other equity plan of the Company), if the Company issues new shares or convertible loans or stock options or any other special rights before the subscription of the Shares under a specific Stock Option Agreement, the Participant shall not be entitled to participate in such issue before the subscription of the Shares under the terms and conditions of the Stock Option Agreement, after which the rights of the Participant shall be governed by applicable law and the applicable shareholders’ agreement. Notwithstanding the foregoing, if the Company issues new shares without consideration in accordance with the shareholders’ pre-emptive subscription rights (share split) before the subscription of the Shares, then either the number of Shares that the Participant may subscribe for based on the Options or the subscription price payable for such Shares, or both, shall be equitably adjusted as determined by the Board.

2.5	Rights in certain special circumstances

Should the Company be placed in liquidation before the subscription of the Shares under this Plan, the Participant shall be reserved an opportunity to exercise his/her Options to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement before the beginning of the liquidation proceedings, during a time period determined by the Board.

Should the Company’s assets be distributed, the Participant shall be reserved an opportunity to exercise his/her Options to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement before such distribution, during a time limit determined by the Board. Notwithstanding the aforesaid, should the distribution take place in the form of dividends, such distribution shall not have any effect on the Options.

Unless otherwise provided in the Stock Option Agreement, should the Company resolve to merge into another company as the company being acquired or into a company to be formed in a combination merger or if the Company resolves to be demerged, the Participant shall before the merger or demerger be given the right to exercise his/her Options (regardless of whether the same have already become exercisable under the Stock Option Agreement; provided that if the Participant in connection with such transaction is granted new options or similar equity rights, upon substantially similar terms as the Options, in another entity in exchange for Options that have not become exercisable), the Participant shall only be entitled to exercise Options that have become exercisable, within the time period determined by the Board of Directors. After such date no subscription right shall exist. In the above situations the Participant has no right to require that the Company redeem the stock options from him/her for market value in accordance with the applicable law. Mergers where the Company is the acquiring company or partial demergers of the Company shall not have an effect on the Options.

Should the Company resolve to acquire its own shares or any special rights by an offer made to all shareholders or holders of such rights, the Participant shall be made an equivalent offer to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement. In other cases the acquisition of the Company’s own shares does not require the Company to take any action in relation to the Options.

In case, before the end of the Subscription Period, a situation in which a shareholder that possesses over 90% of the shares of the Company and therefore has the right and obligation to redeem the shares of the remaining shareholders, arises, the Participant shall be entitled to exercise his/her Options to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement, within a period of time determined by the Board of Directors, after which no subscription rights exist.

2.6	Corporate Conversion

Should the Board authorize or the Company resolve upon the conversion or redomicile of, or other transaction involving, the Company for the purpose of changing the Company’s form of entity (including but not limited to a corporation or similar entity) and/or governing jurisdiction (including, but not limited to the State of Delaware in the United States of America) or introducing a new parent company, whether by way of statutory conversion, merger, consolidation, share exchange, a combination of the foregoing or otherwise (the “Corporate Conversion” and the entity resulting from the Corporate Conversion, “ConversionCo”), whereby the equity securities in the Company would be exchanged for or converted into equity securities that have substantially similar rights, preferences and obligations as were applicable to the equity securities exchanged for such equity securities, except, in each case, for differences that are immaterial, the Board may resolve that any and all outstanding Options and Restricted Shares granted under the US Addendum, vested or unvested, shall be cancelled upon the implementation of the Corporate Conversion, subject to each Participant being granted or reissued new options or restricted shares or similar equity rights, as applicable, in ConversionCo, upon substantially similar terms as the Options and Restricted Shares, save for any differences that are either technical or immaterial or that are required due to applicable law or jurisdictional differences.

The Participant shall before the Corporate Conversion be given the right to exercise his/her/its Options and Restricted Shares (to the extent that such are exercisable under this Plan and the Stock Option Agreement and, as applicable, the US Addendum and the Restricted Share Agreement) within the period of time determined by the Board. After such date, as determined by the Board, no subscription right shall exist.

In the above situations, the Participant has no right to require that the Company redeem the Options and/or Restricted Shares from him/her/it for market value in accordance with applicable law or otherwise.

3.	Applicable law; settling of disputes

This Plan and the Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law provisions. If any provision of this Plan or the Stock Option Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

Any dispute, controversy or claim arising out of or relating to this Plan or the Stock Option Agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures. The arbitration tribunal shall comprise of one (1) arbitrator. The place of arbitration shall be San Francisco, California. The language of the arbitration shall be English. The proceedings and the award shall be kept confidential.

4.	Other provisions

The Board shall have the right to approve the exercise of the Options and the Share subscriptions made thereunder as well as to determine any technical changes or changes of any other type to be made in the terms of this Plan to the extent allowed under applicable law, provided that such changes are not materially adverse to the Participant’s rights.

The Board shall have a right to enter into the Stock Option Agreements, to decide on all other matters relating to this Plan (matters that are not addressed in this Plan) and to derogate from the above terms to the extent allowed under applicable law.

All the Shares of the Company are subject to a redemption clause under the Company’s Bylaws.

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OURA INC.

US ADDENDUM TO EQUITY PLAN 2019

Oura Health Oy (previously JouZen Oy) established and adopted this US Addendum (the Addendum) to the Oura Health Oy Equity Plan 2019 for US Participants, as additional terms to the Equity Plan 2019 and as a part thereof. On March 31, 2026, in connection with a series of transactions whereby Oura Health Oy became a subsidiary of Oura Inc., by unanimous written consent of Oura Inc.’s Board of Directors, Oura Inc. assumed the Equity Plan 2019, as amended from time to time, including this Addendum, as amended from time to time (this Addendum and the Equity Plan 2019 collectively, the Plan). The terms of the Addendum, as assumed, are set forth below.

For purposes of this Addendum and the Plan, a “Participant” means a person who receives an Option or a Restricted Share grant under this Plan. A Participant shall be considered a “US Participant” if such Participant is a resident of, or otherwise subject to taxation in or by, the United States. To the extent that the provisions of the main text of the Equity Plan 2019 and this US Addendum are in conflict, the US Addendum shall control Restricted Share and Option grants to US Participants. All capitalized terms not otherwise defined in this Addendum shall have the meaning set forth in the Equity Plan 2019.

The Plan was originally adopted by Oura Health Oy’s Board of Directors on 12 February 2020 and subsequently amended as set forth in the Equity Plan 2019.

1. Purpose of the US Terms and Eligibility. The purpose of this Addendum is to aid the Company in recruiting and retaining service providers of outstanding ability in, or subject to laws of, the United States and to motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Options and Restricted Shares for compensatory purposes. The Company’s and its Subsidiaries’ current and future US employees, consultants, advisors, management and members of the Board are eligible to be granted Options and Restricted Shares under this US Addendum. A copy of the Plan will be delivered to any US Participant upon grant of Options or Restricted Shares.

2. Maximum Limit. The maximum number of Options and Restricted Share grants that may be granted under the Plan (including to US Participants) shall be 3,368,971 (following the 23-for-1 stock split of Oura Health Oy resolved on 11 March 2022).

3. Options. The Board of Directors of the Company shall have the power and authority to grant to US Participants pursuant to the terms of the Plan: (i) Incentive Stock Options to US Participants that are employees of the Company and its Subsidiaries and (ii) Nonqualified Stock Options to all eligible US Participants. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

4. Subscription Price. Notwithstanding Section 2.2.3 of the Plan, the Subscription Price at which the US Participants may purchase the Shares issuable upon exercise of each Option shall be as provided by the Board and as set forth in the accompanying Stock Option Agreement. For all US Participants, Subscription Price shall be not less than the fair market value as determined in good faith by the Board in compliance with applicable law (the Fair Market Value) of the Shares subject to the Option on the date the Option is granted.

5. Other Provisions Applicable to Options. In order to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code (the Code) and the rules promulgated thereunder, an Option granted under the Plan must meet certain criteria stated therein. The following shall apply to Options granted to US Participants under the Plan:

(a) Option Price. If a US Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Option is granted to such US Participant, the Subscription Price per Share shall be no less than 110% of the fair market value per Share on the date the Incentive Stock Option is granted.

(b) Option Term. No Incentive Stock Options shall be granted under the Plan after 31 December 2024. No Options shall be exercisable after 31 December 2028. If a US Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such US Participant, the term of such Option shall be no more than five years from the date of grant.

(c) Exercise After Termination of Employment or Service Relationship. In the event of termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Incentive Stock Option will thereafter be treated as a Non-Qualified Option.

(i) Termination of US Participant for Reasons other than Death or Disability. If a US Participant’s employment or other service by the Company or any Subsidiary Terminates for any reason other than death or disability, the Option may thereafter be immediately exercised, to the extent then exercisable, by the US Participant for a period of (i) three (3) months from the date of termination of employment or service relationship, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless a shorter or longer period of exercise is provided in the US Participant’s Stock Option Agreement or unless such Termination is for cause (or where grounds for a Termination for cause may exist), in which case the Board may provide that there shall be no post-termination exercise period.

(ii) Termination of US Participant for Death or Disability. If a US Participant’s employment or other service by the Company or any Subsidiary Terminates for death or disability, the Option may thereafter be immediately exercised, to the extent then exercisable, by the US Participant (or in the case of death, by the legal representative of the estate or by the legatee of the US Participant under a will), for a period of (i) six (6) months from the date of termination of employment or service relationship, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless a shorter or longer period of exercise is provided in the US Participant’s Stock Option Agreement.

(d) Annual Limit on Incentive Stock Options. The aggregate fair market value (determined as of the time the Option is granted) of the Shares with respect to which an Incentive Stock Option under this Plan or any other plan of the Company is exercisable for the first time by a US Participant during any calendar year shall not exceed $100,000.

6. Assignment; Transfer of Options. Notwithstanding Section 1.3 of the Equity Plan 2019, the Options or Restricted Share grants are not transferable or assignable by U.S. Participant and may not be pledged or made subject to similar rights of third parties, except that the Board may permit transfer by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended. All Incentive Stock Options shall be exercisable, during the US Participant’s lifetime, only by the US Participant to whom the Incentive Stock Option was granted.

7. Early Exercise. Options granted to US Participants may provide for “early exercise” of such grant as reflected in the applicable Stock Option Agreement.

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8. Grant of Restricted Shares. In addition to the grant of Options to US Participants, the Company may grant Restricted Shares to US Participants subject to such repurchase or forfeiture restrictions, and other terms and conditions, as the Board shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in a Restricted Share Agreement. The Board may determine whether Restricted Share grants will be issued free of charge or against payment for such amount per Restricted Share as may be determined by the Board. The Board shall decide on the procedure to issue Restricted Share grants and on the allocation of Restricted Share grants to US Participants. The Board shall also determine the form of Restricted Share Agreement to be used for equity grants under this US Addendum, and shall have the authority to decide on matters not covered by the Plan. The Board shall have the right to authorize the Company to enter into Restricted Share Agreements and to derogate from the above terms to the extent allowed under applicable law.

The Company shall notify the recipients of Restricted Shares in writing of the granting of the Restricted Shares as well as enter into a Restricted Share Agreement with each Participant concerning such Restricted Shares. Restricted Shares may be allocated in derogation of the pre-emptive subscription rights of the existing shareholders of the Company, since the Restricted Shares are meant as part of its personnel commitment and incentive scheme, and can therefore be considered to have weighty economic reasons from the perspective of the Company.

9. Repurchase and Similar Rights. Vested and/or unvested Shares acquired under an Option or grant of Restricted Shares may be subject to a share repurchase option, or a requirement to sign a minority or similar shareholders’ agreement, in favor of the Company as determined by the Board in its discretion at the time an Option or Restricted Shares are granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

10. Withholding Obligations. The US Participant shall be required to pay to the Company, and the Company shall have the right and is authorized to withhold from any compensation or other amounts payable to the US Participant by the Company, any applicable federal, state, local, foreign or other tax withholding obligation triggered by an event relating to Shares under an Option or Restricted Shares, and the US Participant shall be required to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

11. Amendment. The Board may at any time, from time to time, amend the terms of any one or more Options or Restricted Shares; provided, however, any such amendment that shall materially impair the rights of a US Participant shall require the US Participant’s written consent.

12. Securities Laws. The grant of Options and the issuance of Shares, including Shares issued pursuant to Options, shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.

13. Changes to Applicable US Law under the Code. To the extent that the Code or the rules promulgated thereunder require additional conditions in order for an Option to qualify as an Incentive Stock Option, such conditions are deemed incorporated herein. To the extent that the Code or the rules promulgated thereunder are hereinafter amended or modified, this US Addendum shall be similarly so amended or modified so as to retain the qualification of any Option granted under the Plan as an incentive stock option.

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OURA INC.

EQUITY PLAN 2019

US STOCK OPTION AGREEMENT

Optionee: [    ] (“Optionee” or “you”)

Congratulations, you have been awarded an option (the “Option”) to purchase shares of Oura Inc. (“Oura”) Common Stock under the Oura Inc. Equity Plan 2019 and its US Addendum (collectively, the “Plan”). This Stock Option Agreement and the Plan (together, the “Agreement”) govern your rights and obligations under the Option. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields in this Agreement are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Option and the Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Option in such electronic capitalization table system and the Optionee’s signature below shall be deemed to have occurred by Optionee’s online acceptance of the Option through such electronic capitalization table system.

Number of Shares:	[ ] Shares

Exercise Price:	$[ ] per share (USD)

Date of Grant:	[ ]

Vesting Start Date:	[ ]

Type of Option:	[[Non-Statutory Option] [or] [Incentive Stock Option]]

End of Subscription Period:	[ ]. Notwithstanding the foregoing, this option shall in any event expire on December 31, 2028.

Vesting:	[25% of the Options shall vest on the date one (1) year after the Vesting Start Date. Thereafter, the remaining 75% of the Options shall vest in [36] equal monthly installments following the date one year after the Vesting Start Date; provided the Optionee continues to have an employment or other service relationship with the Company or its Subsidiaries at each time].

Exercise:	You may exercise this Option only in the following manner: Prior to the End of the Subscription Period, the Optionee may deliver an Option Exercise Notice in the form attached to this Option in Carta (or other electronic share management platform) indicating his or her election to purchase some or all of the Shares with respect to which this Option has vested. Such notice shall specify the number of Shares to be purchased. Payment of the exercise price may be made (i) in cash, by certified or bank check, or by wire transfer of immediately available funds, or (ii) by such other form as permitted by the Board.

Exercise AfterTermination:	If your employment or other service relationship with Oura or one of its Subsidiaries Terminates for any reason, you will be entitled to exercise your vested Options as provided in Section 5(c) of the US Addendum unless otherwise provided below:

Incentive Stock Option:	Unless the Option is designated as a Non-Statutory Stock Option, it is understood and intended that this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of the Shares for which this incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the Date of Grant of this Option and further that this Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods, he or she will notify Oura within 30 days after such disposition. The Optionee also agrees to provide Oura with any information concerning any such dispositions required by Oura for tax purposes. Further, to the extent this Option and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Date of Grant) first become exercisable in any year, such options will not qualify as incentive stock options. To the extent that any portion of this Option does not so qualify as an incentive stock option, it shall be deemed a Non-Statutory Stock Option.

Rights as a Stockholder:	The Option does not confer to you any rights as a stockholder of Oura until and unless you duly exercise all or a part of your Option and thereby become a stockholder with respect to the exercised Shares.

Shareholder Agreement:	As a condition to the issuance of Shares pursuant to this Option, you agree to sign (i) a joinder agreement to the Company’s Shareholders’ Agreement, as amended from time to time (the “SHA”), and (ii) any other agreement as the Board may reasonably require. You irrevocably agree that the Option and the Shares issued to you pursuant to an exercise hereof are subject to restrictions on transfer as contained in applicable securities laws, the Plan, the Company’s Bylaws, and the terms and provisions (including rights of first refusal) of the SHA, including the Share transfer restrictions and co-sale obligations set forth therein.

Repurchase Option:	Upon your Termination, any Shares issued pursuant to the exercise of the Option shall be subject to a repurchase option in favor of the Company, whereby the Company may repurchase any or all such Shares at the fair market value of a Share, as determined by the Board of Directors, at the time of repurchase (the “Repurchase Option”). The Repurchase Option shall be exercisable by the Company within six (6) months after your Termination, or in the case of Shares issued upon exercise of the Option after such date of termination, within six (6) months after the date of such exercise. The Company may pay for Shares repurchased pursuant to the Repurchase Option with any form of consideration permissible under applicable law.

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Lockup:	If requested by the Company, the Optionee shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”)) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, the Optionee shall execute a separate letter confirming his or her agreement to comply with this section.

Tax Consequences:

You understand and agree that you are solely responsible for determining and complying with your own tax consequences and requirements resulting from the issuance and potential exercise of the Option based on the tax laws that apply to you. This Option is intended to be exempt from Section 409A of the U.S. Internal Revenue Code, as amended (the “Code”), as an exempt stock right described in U.S. Treasury Regulation Section 1.409A-1(b)(5). However, the Company makes no representation or warranty and shall have no liability to the Optionee if the Option is ultimately determined to constitute deferred compensation under Section 409A of the Code that is subject to the 20 percent tax thereunder.

Furthermore, you understand and agree Section 10 of the US Addendum.

The Plan:	You acknowledge that Oura has provided you with a copy of the Plan. Please review it carefully.

Consent of Spouse:	If you are married and reside in the States of Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, Wisconsin or any other State in which the laws of community property apply, you have obtained your spouse’s consent in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to your spouse any rights in your Options or Shares underlying the Options that do not otherwise exist by operation of law or the agreement of the parties. If you should marry or remarry subsequent to the date hereof while residing in any of the aforementioned States, you will within thirty (30) days thereafter obtain your new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in the Plan and this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and the Plan, and agreeing and consenting to the same.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant noted above.

COMPANY:	OPTIONEE:

OURA INC.

By:	By:
[_______________]	Print Name:

Mandatory: Primary Residence Address:

CONSENT OF SPOUSE

I,     , spouse of     , acknowledge that I have read the US Stock Option Agreement, dated as of     20[  ], to which this Consent of Spouse is attached as Exhibit A, as well as the Oura Inc. Equity Plan 2019 and the US Addendum. I am aware that these documents contain provisions regarding certain rights to certain other holders of equity securities of Oura Inc. upon certain transfers of equity securities of Oura Inc. which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of equity securities subject to the US Stock Option Agreement shall be irrevocably bound by such Agreement and the other Oura Inc. Equity Plan 2019 documents, and further understand and agree that any community property interest I may have in such shares shall be similarly bound by the Agreement and the other Equity Plan documents.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent of Spouse. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the day of      ,    .

Signature

Print Name

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